Exhibit 99.3

IRREVOCABLE TRUST ADMINISTRATION
AND CUSTODY AGREEMENT

February 24, 2005

between:

Miguel Rincón Arredondo
José A. Rincón Arredondo
Jesús Rincón Arredondo
Wilfredo Rincón Arredondo
Ignacio Rincón Arredondo
and
Martin Rincón Arredondo

as Settlors and
Beneficiaries;

and

Banco Invex, S.A.
Multiple Banking Institution
Invex Financial Group
Trustee Division,

as Trustee

with the approval of

Banco Nacional de Mexico, S.A.
Member of the Banamex Financial Group

IRREVOCABLE TRUST ADMINISTRATION AND CUSTODY AGREEMENT (hereafter referred to as the “Trust Agreement”), signed on February 24, 2005 by:

(1)	MR. MIGUEL RINCON ARREDONDO, MR. JOSÉ ANTONIO RINCON ARREDONDO, MR. JESÚS RINCON ARREDONDO, MR. WILFRIDO RINCON ARREDONDO, MR. IGNACIO RINCON ARREDONDO, AND MR. MARTIN RINCON ARREDONDO, as settlors and beneficiaries (hereafter jointly referred to as the “Settlors” or the “Beneficiaries”, as the context requires, and individually as a “Settlor” or a “Beneficiary”, accordingly); and

(2)	BANCO INVEX, S.A., MULTIPLE BANKING INSTITUTION, INVEX FINANCIAL GROUP, TRUSTEE, as Trustee (hereafter referred to as the “Trustee”).

     For the purposes contained herein and in accordance with the following Declarations and Clauses, and taking into consideration the definitions contained in the First Clause hereunder:

DECLARATIONS

I. — Mr. Miguel Rincón Arredondo declares that:

     (a) He is a person of Mexican nationality, authorized to acquire obligations under the terms of this Trust;

     (b) He is married under the separation of property system;

     (c) He is the owner of 5,569,013 Series “A” common, registered shares, with no nominal value, issued by Corporación Durango, S.A. de C.V. (hereafter referred to as “Codusa”), shares which together shall be referred to hereafter as the “MRA Shares”; with the understanding that the MRA Shares represent, at the time of signing this Trust, 5.0334% of the total shares in circulation and of the total voting shares which make up the Codusa corporate capital, and Codusa corporate capital shares are listed with Bolsa Mexiana de Valores, S.A. de C.V. (hereafter referred to as “BMV”), the MRA Shares are deposited with S.D. Indeval, S.A. de C.V., Securities Depository Company (hereafter referred to as “Indeval”), and are maintained by Acciones y Valores Banamex, S.A. de C.V., Brokerage House, Member of the Banamex Financial Group (hereafter referred to as the “Brokerage House”);

     (d) The MRA Shares are fully subscribed and paid, free of liens and limitations of title;

     (e) It is in his best interest and wishes to contribute the totality of the MRA Shares to this Trust for the purposes established below;

     (f) The signing of, and compliance with, this Trust Agreement does not violate any applicable law, nor any contractual disposition that could affect him or any of his properties, nor does the signing of, and compliance with, this Trust Agreement create any non-compliance with any agreement, document, action, or legal proceeding before any court or government agency, to which the declaring Settlor is party or is obligated to;

     (g) Mr. Miguel Rincón Arredondo does not require the authorization of, nor compliance with, any other requisite before any government authority or any other person in order to sign this Trust Agreement; and

     (h) The MRA Shares contributed and subject of this Trust were legally acquired.

II. — Mr. José Antonio Rincón Arredondo declares that:

     (a) He is a person of Mexican nationality, authorized to acquire obligations under the terms of this Trust;

     (b) He is unmarried;

     (c) He is the owner of 3,182,492 Series “A” common, registered shares, with no nominal value, issued by Codusa, shares which together shall be referred to hereafter as the “JARA Shares”; with the understanding that the JARA Shares represent, at the time of signing this Trust, 2.8764% of the total shares in circulation and of the total voting shares which make up the Codusa corporate capital, and Codusa corporate capital shares are listed with the BMV, the JARA Shares are deposited with Indeval, and are maintained by the Brokerage House;

     (d) The JARA Shares are fully subscribed and paid, free of liens and limitations of title;

     (e) It is in his best interest and wishes to contribute the totality of the JARA Shares to this Trust for the purposes established below;

     (f) The signing of, and compliance with, this Trust Agreement does not violate any applicable law, nor any contractual disposition that could affect him or any of his properties, nor does the signing of, and compliance with, this Trust

Agreement create any non-compliance with any agreement, document, action, or legal proceeding before any court or government agency, to which the declaring Settlor is party or is obligated to;

     (g) Mr. José Antonio Rincón Arredondo does not require the authorization of, nor compliance with, any other requisite before any government authority or any other person in order to sign this Trust Agreement; and

     (h) The JARA Shares contributed and subject of this Trust were legally acquired.

III. — Mr. Jesús Rincón Arredondo declares that:

     (a) He is a person of Mexican nationality, authorized to acquire obligations under the terms of this Trust;

     (b) He is married under the separation of property system;

     (c) He is the owner of 3,182,081 Series “A” common, registered shares, with no nominal value, issued by Codusa, shares which together shall be referred to hereafter as the “JERA Shares”; with the understanding that the JERA Shares represent, at the time of signing this Trust, 2.8760% of the total shares in circulation and of the total voting shares which make up the Codusa corporate capital, and Codusa corporate capital shares are listed with the BMV, the JERA Shares are deposited with Indeval, and are maintained by the Brokerage House;

     (d) The JERA Shares are fully subscribed and paid, free of liens and limitations of title;

     (e) It is in his best interest and wishes to contribute the totality of the JERA Shares to this Trust for the purposes established below;

     (f) The signing of, and compliance with, this Trust Agreement does not violate any applicable law, nor any contractual disposition that could affect him or any of his properties, nor does the signing of, and compliance with, this Trust Agreement create any non-compliance with any agreement, document, action, or legal proceeding before any court or government agency, to which the declaring Settlor is party or is obligated to;

     (g) Mr. Jesús Rincón Arredondo does not require the authorization of, nor compliance with, any other requisite before any government authority or any other person in order to sign this Trust Agreement; and

     (h) The JERA Shares contributed and subject of this Trust were legally acquired.

IV. — Mr. Wilfredo Rincón Arredondo declares that:

     (a) He is a person of Mexican nationality, authorized to acquire obligations under the terms of this Trust;

     (b) He is married under the separation of property system;

     (c) He is the owner of 1,432,036 Series “A” common, registered shares, with no nominal value, issued by Codusa, shares which together shall be referred to hereafter as the “WRA Shares”; with the understanding that the WRA Shares represent, at the time of signing this Trust, 1.2943% of the total shares in circulation and of the total voting shares which make up the Codusa corporate capital, and Codusa corporate capital shares are listed with the BMV, the WRA Shares are deposited with Indeval, and are maintained by the Brokerage House;

     (d) The WRA Shares are fully subscribed and paid, free of liens and limitations of title;

     (e) It is in his best interest and wishes to contribute the totality of the WRA Shares to this Trust for the purposes established below;

     (f) The signing of, and compliance with, this Trust Agreement does not violate any applicable law, nor any contractual disposition that could affect him or any of his properties, nor does the signing of, and compliance with, this Trust Agreement create any non-compliance with any agreement, document, action, or legal proceeding before any court or government agency, to which the declaring Settlor is party or is obligated to;

     (g) Mr. Wilfrido Rincón Arredondo does not require the authorization of, nor compliance with, any other requisite before any government authority or any other person in order to sign this Trust Agreement; and

     (h) The WRA Shares contributed and subject of this Trust were legally acquired.

V. — Mr. Ignacio Rincón Arredondo declares that:

     (a) He is a person of Mexican nationality, authorized to acquire obligations under the terms of this Trust;

     (b) He is married under the separation of property system;

     (c) He is the owner of 1,432,036 Series “A” common, registered shares,

with no nominal value, issued by Codusa, shares which together shall be referred to hereafter as the “IRA Shares”; with the understanding that the IRA Shares represent, at the time of signing this Trust, 1.2943% of the total shares in circulation and of the total voting shares which make up the Codusa corporate capital, and Codusa corporate capital shares are listed with the BMV, the IRA Shares are deposited with Indeval, and are maintained by the Brokerage House;

     (d) The IRA Shares are fully subscribed and paid, free of liens and limitations of title;

     (e) It is in his best interest and wishes to contribute the totality of the IRA Shares to this Trust for the purposes established below;

     (f) The signing of, and compliance with, this Trust Agreement does not violate any applicable law, nor any contractual disposition that could affect him or any of his properties, nor does the signing of, and compliance with, this Trust Agreement create any non-compliance with any agreement, document, action, or legal proceeding before any court or government agency, to which the declaring Settlor is party or is obligated to;

     (g) Mr. Ignacio Rincón Arredondo does not require the authorization of, nor compliance with, any other requisite before any government authority or any other person in order to sign this Trust Agreement; and

     (h) The IRA Shares contributed and subject of this Trust were legally acquired.

VI. — Mr. Martin Rincón Arredondo declares that:

     (a) He is a person of Mexican nationality, authorized to acquire obligations under the terms of this Trust;

     (b) He is married under the separation of property system;

     (c) He is the owner of 1,113,853 Series “A” common, registered shares, with no nominal value, issued by Codusa, shares which together shall be referred to hereafter as the “MARA Shares”; with the understanding that the MARA Shares represent, at the time of signing this Trust, 1.0068% of the total shares in circulation and of the total voting shares which make up the Codusa corporate capital, and Codusa corporate capital shares are listed with the BMV, the MARA Shares are deposited with Indeval, and are maintained by the Brokerage House;

     (d) The MARA Shares are fully subscribed and paid, free of liens and limitations of title;

     (e) It is in his best interest and wishes to contribute the totality of the MARA Shares to this Trust, for the purposes established below;

     (f) The signing of, and compliance with, this Trust Agreement does not violate any applicable law, nor any contractual disposition that could affect him or any of his properties, nor does the signing of, and compliance with, this Trust Agreement create any non-compliance with any agreement, document, action, or legal proceeding before any court or government agency, to which the declaring Settlor is party or is obligated to;

     (g) Mr. Martín Rincón Arredondo does not require the authorization of, nor compliance with, any other requisite before any government authority or any other person in order to sign this Trust Agreement; and

     (h) The MARA Shares contributed and subject of this Trust were legally acquired.

VII. — The Settlors and Beneficiaries jointly declare that:

     (a) On February 23, 2005, Administratora Corporativa y Mercantil, S.A. de C.V. (hereafter referred to as “ACM”) and Banco Nacional de Mexico, S.A., Member of the Banamex Financial Group (hereafter referred to as “Banamex”), signed a restructuring agreement, by virtue of which the terms and conditions of the ACM debts to Banamex were restructured (hereafter referred to as the “Restructuring Agreement”);

     (b) In accordance with the Restructuring Agreement, ACM agreed to establish, or ensure the establishment of, a pledge regarding shares representing 28% of Codusa corporate capital, in order to guarantee full and proper payment of all amounts ACM is obligated to pay Banamex in accordance with the Restructuring Agreement, as well as compliance with any and all other obligations acquired by ACM from said Restructuring Agreement; and

     (c) This Trust Agreement (i) establishes legal, valid, and enforceable obligations, and (ii) the completion of the steps established herein constitutes a valid transfer of Contributed Shares in favor of the Trustee.

VIII. — The Trustee declares that:

     (a) It is a Banking Institution legally constituted in accordance with Mexican law, duly authorized to operate as a Multiple Banking Institution;

     (b) Its trustee delegates are fully authorized to enter into this Trust Agreement, accredited by public document No. 171,763, of August 16, 1996, notarized by Mr. José Antonio Manzanero Escutia, Mexico City Notary Public No. 138, and registered with the Mexico City Public Property and Commercial Registry under Mercantile Folio No. 187,201 on August 26, 1996, authorization which to date has not been modified nor revoked in any manner;

     (c) The Trustee has explained the final part of Article 391 of the General Law of Negotiable Instruments and Credit Operations to the Settlors and Beneficiaries, which obligates the Trustee to comply with its charge in accordance with that established herein, acting at all times in good faith; and

     (d) They wish to enter into the present Trust Agreement as Trustee and to carry out said position of Trustee in accordance with that stipulated in herein.

     Having declared the above, the parties agree to accept the terms of the following:

C L A U S E S

CLAUSE 1
Definitions and Interpretation

     Section 1.1. Definitions. Terms appearing with a capital letter that are not defined in any other part herein shall be defined as follows. For the purpose of this document, with respect to any term defined by reference to another document, said term shall have the same definition herein, without consideration of the termination, expiration, or modification of the referenced document.

          “ACM” is defined in Declaration VII(a) herein.

          “Banamex” is defined in Declaration VII(a) herein.

          “Beneficiaries” is defined in the preamble to this Trust Agreement.

          “BMV” is defined in Declaration I(c) herein.

          “Brokerage House” is defined in Declaration I(c) herein.

          “Business Day” refers to any day of the year, except Saturdays and Sundays, when bank offices in Mexico City are not authorized, nor obligated, to close.

     “Contributed Shares” refers to the MRA Shares, the JARA Shares, the JERA Shares, the WRA Shares, the IRA Shares, and the MARA Shares, jointly, including any and all Codusa corporate capital shares, which the Trustee and/or any of the Settlors acquire by any means following the date of this Trust Agreement, and which form part of the Trust Estate, in accordance with that established by Section 2.3 hereunder.

          “Indeval” is defined in Declaration I(c) herein.

          “IRA Shares” is defined in Declaration V(c) herein.

          “JARA Shares” is defined in Declaration II(c) herein.

          “JERA Shares” is defined in Declaration III(c) herein.

          “LIC” refers to the Mexican Financial Institutions Law (Ley de Instituciones de Credito).

          “LGTOC” refers to the Mexican General Law of Negotiable Instruments and Credit Operations (Ley General de Titulos y Operaciones de Credito).

          “MARA Shares” is defined in Declaration VI(c) herein.

          “MRA Shares” is defined in Declaration I(c) herein.

          “Pledge” refers to the pledge established by the Trustee to guarantee ACM obligations in accordance with the Restructuring Agreement.

          “Restructuring Agreement” is defined in Declaration VII(a) herein.

          “Settlors” is defined in the preamble of this Trust Agreement.

          “Trust” refers to the Trust established by this Trust Agreement.

          “Trustee” is defined in the preamble of this Trust Agreement.

          “Trust Estate” is defined in Section 4.1 herein.

          “WRA Shares” is defined in Declaration IV(c) herein.

     Section 1.2. Headings. The Clause and Section headings appearing in this document are for reference purposes only and should not be considered in the interpretation of this Trust Agreement.

     Section 1.3. References. Unless otherwise indicated, all references to Sections and Appendices shall be understood to refer to the Sections and Appendices of this Trust Agreement.

CLAUSE 2
Constitution of the Trust

     Section 2.1. Establishment. By virtue of this Trust Agreement and by transferring the Contributed Shares referred to in Section 2.2 hereunder, the Settlors establish this Trust with the Trustee and the Trustee agrees to act as trustee to the Trust.

     Section 2.2. Share Transfer. For the purpose of this Trust, the Settlors hereby cede and transfer the Contributed Shares to the Trustee, transferring to the Trustee rights the Settlors may have regarding the Contributed Shares. The transfer of ownership of, and rights regarding, the Contributed Shares to the Trustee, shall be finalized by (i) the signing of this Trust Agreement, (ii) the instructions the Settlors deliver to the Brokerage House simultaneously with this Trust Agreement, so that the Brokerage House may transfer the Contributed Shares to the Trustee and the shares shall then be deposited in the name of the Trustee in the account maintained by the Trustee with Indeval. Each Settlor is obligated to deliver a certificate issued by Indeval to the Trustee within ten (10) days following the date of this Trust Agreement, which shall corroborate that the Contributed Shares entrusted by the Settlor in question have been deposited in the name of the Trustee.

     Section 2.3. Additional Actions. The Settlors agree that the Trust shall include all Codusa corporate capital shares acquired by, or transferred to, the Trustee by any means, in accordance with the terms herein, and/or to any of the Settlors, following the date of this Trust Agreement and which form part of the Trust Estate in accordance with that established in Section 4.1 hereunder.

     Section 2.4. Acceptance. The Trustee hereby expressly accepts its nomination as Trustee of the Trust, declaring its faithful and legal performance of duty.

CLAUSE 3
Parties

     Section 3.1. Parties. The following are Parties to this Trust Agreement:

     (i) Settlors and Beneficiaries: Miguel Rincón Arredondo, José Antonio Rincón Arredondo, Jesús Rincón Arredondo, Wilfredo Rincón Arredondo, Ignacio Rincón Arredondo, and Martín Rincón Arredondo.

     (ii) Trustee: Banco Invex, S.A., Multiple Banking Institution, Invex Financial Group, Trustee.

CLAUSE 4
Trust Estate

     Section 4.1. Trust Estate. The Trust Estate shall consist of the following assets (hereafter referred to as the “Trust Estate”):

     (i) the Contributed Shares transferred to the Trustee in accordance with Section 2.2 and any other Codusa corporate capital shares acquired by, or transferred to, the Trustee in accordance with the terms herein and/or to any of the Settlors following the date of this Trust Agreement, according to that established in Section 2.3 herein; and

     (ii) any other tangible or intangible asset, which for any reason, or under any legal circumstance, may form part of the Trust Estate, with the agreement of the Parties.

CLAUSE 5
Trust Objectives

     Section 5.1. Objectives. The principal objective of the Trust is for the Trustee to receive and maintain ownership of the Contributed Shares for their administration and to establish a pledge regarding said Contributed Shares, as detailed in Appendix “A” hereunder, in order to guarantee full and complete compliance with each and every ACM obligation in accordance with the Restructuring Agreement, the following shall form the specific objectives of this Trust:

          (a) That the Trustee receive and maintain the Contributed Shares in accordance with the terms and conditions established herein, and the Trustee administer said shares exercising the voting rights corresponding to the Contributed Shares (both corporative and financial rights) in accordance with that stipulated herein;

          (b) That the Trustee receive all the Codusa corporate capital shares derived from payment of Codusa dividends, increases in Codusa corporate capital, or derived from any other means, corresponding to the Contributed Shares, in accordance with that established in Section 6.2 hereunder;

          (c) That the Trustee also administer Trust Estate products or returns;

          (d) That the Trustee open a sub-account for each of the Settlors. Each sub-account shall register the contributions of each Settlor, individually, to the Trust Estate, respectively, and the corresponding returns, earnings, and expenses;

          (e) That the Trustee establish a pledge regarding said Contributed Shares, as detailed in Appendix “A” hereunder, in order to guarantee full and complete compliance with each and every ACM obligation in accordance with the Restructuring Agreement;

          (f) That at any Codusa shareholder assembly, the Trustee grant the necessary powers for the Contributed Shares to be voted at said Codusa shareholder assembly and all corporate rights be exercised in accordance with that established in Section 6.1 herein.

          (g) That the Trustee distribute, within 2 (two) business days following the date on which they are received, any cash amounts generated from the payment of dividends, capital reductions, or any other item due the Settlors based on the contributions of each Settlor to the Trust Estate, registering the corresponding amounts in the sub-account for each Settlor, except when the receiving Settlor has provided other instructions.

          (h) That the Trustee grant any and all powers necessary to the person, or persons, designated by the Beneficiaries for said purpose, in accordance with that established in the Tenth Clause hereunder for the legal defense of the Trust Estate.

          (i) That, on prior written instructions from the Settlors and following the termination of the Pledge, the Trustee shall terminate, in whole or in part, this Trust.

          (j) That the Trustee shall carry out all actions deemed necessary and sign any and all contracts, agreements, and any and all related documents in order to fulfill the objectives of this Trust.

CLAUSE 6
Administration of the Shares

     Section 6.1. Voting Rights. During the effective period of the Trust, the Trustee shall exercise the voting rights corresponding to the Contributed Rights, in accordance with the following:

Each Settlor shall be authorized to instruct the Trustee in the manner the Settlor wishes their corporate, and any and all other, rights corresponding to the Contributed Shares transferred to this Trust by said Settlor to be exercised. For this purpose, for each Codusa shareholders assembly, the Trustee, on receiving a written request from the corresponding Settlor (this request must be presented to the Trustee at least five (5) business days prior to the shareholder assembly in question), shall issue authorizations, certificates, and/or other documents that may be necessary in favor of said Settlor (or the person designated by said Settlor through the request in question), so that said Settlor (or the person designated by said Settlor) may be represented and vote the Contributed Shares transferred to this Trust by said Settlor at said Codusa shareholders assembly; with the understanding that (i) the Trustee must issue, and deliver to the Settlor in question, at least three (3) Business Days prior to the date of the Codusa shareholders assembly, the authorization, certificate, and/or necessary documents requested by said Settlor for said purpose, (ii) if the Settlor in question, fails to deliver the written request to the Trustee, in accordance with that established herein, the Trustee shall not be responsible for said Settlor not being able to exercise the voting rights of said Settlor inherent to the Contributed Shares at the shareholders assembly in question.

     Section 6.2. Distribution. Each Settlor shall be authorized to receive any and all cash distributions related to the Contributed Shares transferred to this Trust by said Settlor. Any distribution paid in Codusa corporate capital shares must remain in the Trust as part of the Trust Estate for the Benefit of the Settlors (accordingly), and all reference to Contributed Shares in this Trust Agreement shall be understood to include these shares.

     Section 6.3. Increases in Capital. If an increase in Codusa capital is approved, the Trustee shall subscribe for, and pay, the shares to which the Trustee has the right to subscribe by virtue of the Contributed Shares that form part of the Trust Estate, provided the Settlors (accordingly) deliver the amounts necessary for payment of said shares to the Trustee at least two (2) Business Days prior to the date on what said payment is to be made, with the understanding that all said subscribed and paid shares shall be retained by the Trustee as part of the Trust Estate for the benefit of the Settlors (accordingly), and all references to Contributed Shares in this Trust Agreement shall be understood to include these shares.

CLAUSE 7
Settlor Accounts

     Section 7.1. Accounts. (a) The Trustee hereby agrees to provide the Settlors and Beneficiaries with monthly account statements regarding Trust Estate assets. The Settlors and Beneficiaries shall have fifteen (15) calendar days following receipt of the corresponding account statements to review, and if applicable, approve, their contents. Said term having expired, and except in the case of evident error, when the Trustee has not received notice from the Settlors and Beneficiaries regarding the contents of the account statements, said statements shall be considered approved by the Settlors and Beneficiaries.

          (b) The Trustee must deliver any and all reasonable information requested by any of the Settlors or Beneficiaries regarding this Trust Agreement and the Trust Estate to the Settlors and Beneficiaries as soon as possible.

CLAUSE 8
Taxes

     Section 8.1. Taxes. All taxes generated by the Trust shall be paid directly by the Settlors, accordingly, the Settlors being obligated to provide the Trustee with receipts for said payments.

CLAUSE 9
Transfer of the Trust Estate and
Beneficiaries Rights

     Section 9.1. Transfer of the Trust Estate. It is expressly agreed that, with the exception of the Pledge, while the conditions for the termination referred to in Section 12.1, hereunder, have not been fulfilled, the Trustee shall not transfer, make available, transfer, pledge, or encumber in any manner, all or part of the Trust Estate.

     Section 9.2. Transfer of, and Liens against, Beneficiary Rights. It is expressly agreed that while the conditions for the termination referred to in Section 12.1, hereunder, have not been fulfilled, the Beneficiaries shall not transfer, make available, transfer, pledge, or encumber in any manner, all or part of the Beneficiaries’ rights derived from this Trust Agreement.

CLAUSE 10
Defense of the Trust Estate

     Section 10.1. Defense of the Trust Estate. If any action, legal or civil, is necessary to defend the Trust Estate, the Trustee only shall be obligated to grant the necessary powers, with the exception of acts of ownership, in accordance with instructions received from the Beneficiaries and only in favor of the persons designated in said instructions, so that said persons may take charge of the defense of the Trust Estate, and in said situation, the Trustee shall not assume any responsibility for the results of said defense, nor for the expenses and fees incurred with regards to the above, said expenses and fees to be paid directly by the Settlors. In the event of an emergency, the Trustee shall act, provided the Trustee has the necessary funds, while the Beneficiaries designate the special delegate to take charge of the defense.

CLAUSE 11
Indemnity

     Section 11.1. Indemnity. The Settlors are obligated to indemnify the Trustee, as well as Trustee delegates, officers, employees, and representatives, with regards to any and all responsibility, claim, damages, lawsuits, requirements, and /or costs of any kind, including reasonable legal fees incurred by, or charged to, the Trustee as a consequence of the strict compliance with the objectives of this Trust and the protection of the Trust Estate (unless said event is the result of inexcusable negligence, fraud, or bad faith on the part of the Trustee, or if the Trustee carries out any unauthorized action with regards to this Trust), or derived from objections, fines, penalties, and any and all other debt of any kind with regards to the Trust Estate or the Trust, be it before any administrative or legal authority, mediation courts, or courts of any other type, be they federal or local, in Mexico or abroad.

     Any obligation which affects the Trust or the Trust Estate derived from acts or omissions on the part of the parties to this Trust, or imputable to the Trustee for the compliance with the objectives herein, including expenses related to the acts and/or events mentioned in the previous paragraph (unless said acts and/or events are the result of inexcusable negligence, fraud, or bad faith on the part of the Trustee, or if the Trustee carries out any unauthorized action with regards to this Trust), must be paid by the Settlors.

     The Trustee shall only be responsible for the acts the Trustee carries out in compliance with the objectives of the Trust and the Trust Estate, as far as the amount of which will allow, said amount shall be transcribed in all documents signed by the Trustee with regards to this Trust.

     The Trustee shall not be responsible for the acts or actions of third parties or authorities who impede or intervene in the compliance of the objectives of the Trust.

     The Trustee shall not be obligated to exercise any action in accordance with this Trust which creates for the Trustee, or its officers, obligations against Trustee patrimony, or that may violate applicable laws.

     It is expressly agreed that the Trustee shall not incur any responsibility for acting based on any notice, consent, certificate, or other instrument or document the Trustee, in good faith, considers to be genuine and signed by the party, or parties, accordingly, or based on any declaration made or which, in good faith, the Trustee considers to have been made by the Settlors and/or Beneficiaries.

CLAUSE 12
Irrevocability of the Trust; Termination; Modifications

     Section 12.1. Termination. This Trust is irrevocable and shall enter into effect on the date of this Trust Agreement and shall terminate on the date the first of the following occurs:

     (a) The date on which the Trustee receives a certificate signed by Banamex, in which Banamex certifies that ACM has paid the totality of each and every amount owed to Banamex by ACM in accordance with the Restructuring Agreement;

     (b) The date on which, for any reason, none of the Contributed Shares are subject to the Pledge; and

     (c) The date on which, for any reason, Banamex duly concedes the termination of this Trust, in writing.

     The above notwithstanding, this Trust may be cancelled under any of the causes stipulated in Article 392 of the LGTOC, with the exception of Section VI of said Article 392 as the Settlors do not reserve the right to revoke this Trust.

     In the event the Trust were to be terminated in accordance with that stipulated herein, the Trustee shall revert and transfer the Trust Estate to the Settlors; accordingly, and for this purpose, the Trustee shall sign and distribute, as permitted under applicable legislation, all contracts, documents, and instruments, carrying out all actions the Settlors reasonably require, at the expense of the Settlors, in order to legally finalize said transfer.

     Section 12.2. Modifications. No modification to this Trust shall take effect unless it is in writing and is signed by all the Settlors and by the Trustee, and has the express written consent of Banamex, who signs this Trust Agreement declaring Banamex approval, under the rights conceded to Banamex herein and under any other right derived from this Trust Agreement.

CLAUSE 13
Reversion

     Section 13.1. Reversion. For the purposes of Article 14 of the Federal Fiscal Code, it is acknowledged that the transfer of the Contributed Shares to the Trust shall not be considered a sale of said shares, as the principal objective of this Trust, as established herein, is the administration of the Contributed Shares and therefore, the Trustee shall revert ownership of the Contributed Shares to the Settlors, accordingly, provided any cause of the Pledge has been terminated and ACM has complied with each and every obligation in accordance with the Restructuring Agreement.

CLAUSE 14
Limited Trustee Liability

     Section 14.1. Liability. The Trustee shall not be obligated to the Parties of this Trust Agreement regarding third party actions which may impede or create obstacles for the compliance of this Trust, nor for actions carried out in compliance with instructions received by the Trustee in accordance with Trust Agreement, always acting in good faith, being responsible only for any and all losses or damages suffered by the Trust Estate, unless said losses or damages are the result of inexcusable negligence, fraud, or bad faith on the part of the Trustee, or if the Trustee carries out any unauthorized action with regards to the Trust.

     In accordance with that established in Article 106, Section XIX, subsection (b) of the LIC, the Trustee clearly explained the scope and legal consequences of said Article, which is transcribed as follows:

“Article 106.- Banking institutions shall be prohibited from:

XIX... Regarding operations to which Article 46, Section XV of this Law refers:

a)...

b) To respond for the Settlors, granting party, or commissioners, for the non-compliance of the debtors regarding the credits granted the

Settlors, o their issuers, for the assets they acquire, with the exception of causes imputable to the banking institution, in accordance with that stipulated in the final part of Article 391 of the General Law of Negotiable Instruments and Credit Operations, or to guarantee the yields of the funds whose investment is their responsibility.

If at the conclusion of the trust, mandate, or commission created for the granting of credits, said credits have not been liquidated by the debtors, the institution shall transfer said credits to the Settlor or Beneficiary, as applicable, or to the granting party, or commissioner, refraining from covering said amount.

Any agreement that contradicts that stipulated in the previous paragraphs shall not have any legal effect.

That stipulated in this section shall be transcribed in all trust agreements, mandates, or commissions, and a declaration by the trustee stating the trustee has clearly informed the persons receiving the assets or rights for the transfer of trust property of the contents herein.”

CLAUSE 15
Trustee Commissions

     Section 15.1. Commissions. The Trustee shall charge commissions in compensation for services rendered in accordance with this Trust Agreement; said commissions are established in Appendix “B” attached hereunder. The commissions shall be paid exclusively by the Settlors.

CLAUSE 16
Residences and Notifications

     Section 16.1. Notifications. Unless a different manner is agreed to, in writing, any notification, claim, request, lawsuit, consent, approval, designation, demand, instruction, certificate, report, or any and all other communication that must be issued in accordance with this Trust Agreement shall be presented in writing, in Spanish, and shall be considered properly delivered, when (i) an original copy is delivered to the residence of the receiver on sender letterhead, or (ii) it is sent by fax

(and is confirmed to have been received by the receiver, in writing), in each case, said communication shall be addressed to the Party in question, and delivered to the residence or fax number indicated below or delivered to any other address or fax number of which the Party in question has given notification to the other Parties to this Trust Agreement, in writing:

THE SETTLORS AND BENEFICIARIES:

Potasio No. 150
Ciudad Industrial
Durango, Durango
Mexico 34208
Telephone: 01(618)829 1070
Fax: 01(618)814 1275

THE TRUSTEE:

Edificio Torre Esmeraldo I
Blvd. Manuel Avila Camaco No. 40, 7th Floor
Col. Lomas de Chapultepec
Delegacion Miguel Hidalgo
Mexico City
Mexico 11000
Telephone: 5350 3333
Fax: 5350 3399

Attention: Mr. Hector Avila Flores and/or
                   Mr. Luis Turcott Rios

     Section 16.2. Change of Address. In the event any of the Parties to this Trust Agreement changes their address, said Party must notify the other Parties at least five (5) Business Days prior to the date on which said change is to take place, to the contrary, all notifications and communications or communications mentioned herein shall come into effect when they are delivered, or sent, to the last address indicated by said Party.

CLAUSE 17
Resignation and Substitution of the Trustee

     Section 17.1. Resignation and Substitution. In accordance with Article 385 of the LGTOC, the Trustee may resign, or be removed, from their position and said resignation or removal shall not come into effect until the substitute Trustee has taken possession of the Trust Estate. In the case of removal, the Beneficiaries shall provide written notification of the removal of the Trustee, at least twenty (20) Business Days prior to the date on which the effects of said removal are to come into effect.

     Following the removal or resignation of the Trustee, the outgoing Trustee shall prepare and distribute to the Settlors and Beneficiaries, with a copy to Banamex, a closing report specifying the status of the Trust Estate; said closing report must be up-to-date in accordance with the last account statement issued to the Beneficiaries and Settlors at the effective date of the removal or resignation. The Beneficiaries and Settlors shall have a period of fifteen (15) calendar days following receipt of the closing report to review the contents of, and approve, if applicable, said report. At the end of the period review period, and except in the case of obvious error, in the event the Trustee has not received any notification from any of the Settlors and Beneficiaries with regards to the contents of said closing report, said closing report shall be understood to have been approved by the Settlors and Beneficiaries.

     The substitute Trustee shall take possession of the Trust Estate and shall acquire all the rights, obligations, and powers conferred upon the Trustee in accordance with this Trust Agreement.

CLAUSE 18
Miscellaneous

     Section 18.1. Applicable Law and Resolution of Conflict. This Trust Agreement and the Trust established herein shall be governed in accordance with applicable Mexican law. The Parties expressly submit to the jurisdiction of the corresponding courts in Mexico City regarding the interpretation of and compliance with this Trust Agreement, expressly renouncing any other jurisdiction which may apply by reason of present or future residence, or by any other reason.

     IN AGREEMENT WITH THE ABOVE, the authorized representatives of the Parties sign this Trust Agreement on behalf of the Parties, on the date that appears at the beginning of this document.

THE SETTLORS AND BENEFICIARIES

MIGUEL RINCON ARREDONDO	JOSÉ ANTONIO RINCON ARREDONDO
/s/ Miguel Rincon Arredondo	/s/ José Antonio Rincon Arredondo
JESÚS RINCON ARREDONDO	WILFRIDO RINCON ARREDONDO
/s/ Jesús Rincon Arredondo IGNACIO RINCON ARREDONDO	/s/ Wilfrido Rincon Arredondo MARTÍN RINCON ARREDONDO
/s/ Ignacio Rincon Arredondo	/s/ Martín Rincon Arredondo

THE TRUSTEE

BANCO INVEX, S.A., MULTIPLE BANKING INSTITUTION,
INVEX FINANCIAL GROUP, TRUSTEE DIVISION

/s/ Luis Enrique Estrada Rivero Signed by: Mr. Luis Enrique Estrada Rivero	/s/ Alfonso Henkel Hernández Mr. Alfonso Henkel Hernández
Position: Authorized Representative	Authorized Representative

APPROVED BY: BANCO NACIONAL DE MEXICO, S.A. MEMBER OF THE BANAMEX FINANCIAL GROUP

/s/ Leonor María Guadalupe Cuén Madero
Signed by: Ms. Leonor María Guadalupe
Cuén Madero

/s/ Gerardo Hernández Amero
Signed by: Mr. Gerardo Hernández Amero
Position: Authorized Representative